INDEPENDENT AUDITORS' CONSENT

We consent to the use in Post-Effect Amendment No. 22 to Registration Statement under the Securities Act of 1933 and Amendment No. 23 to Registration Statement under the Investment Company Act of 1940, both filed under Registration Statement No. 2-96544, of our reports dated July 6, 1995 relating to the Flagship Alabama Double Tax Exempt Fund, Flagship Arizona Double Tax Exempt Fund, Flagship Colorado Double Tax Exempt Fund, Flagship Connecticut Double Tax Exempt Fund, Flagship Florida Double Tax Exempt Fund, Flagship Florida Intermediate Tax Exempt Fund, Flagship Georgia Double Tax Exempt Fund, Flagship Kansas Triple Tax Exempt Fund, Flagship Kentucky Triple Tax Exempt Fund, Flagship Louisiana Double Tax Exempt Fund, Flagship Michigan Triple Tax Exempt Fund, Flagship Missouri Double Tax Exempt Fund, Flagship New Jersey Double Tax Exempt Fund, Flagship New Jersey Intermediate Tax Exempt Fund, Flagship New Mexico Double Tax Exempt Fund, Flagship New York Tax Exempt Fund, Flagship North Carolina Triple Tax Exempt Fund, Flagship Ohio Double Tax Exempt Fund, Flagship Pennsylvania Triple Tax Exempt Fund, Flagship South Carolina Double Tax Exempt Fund, Flagship Tennessee Double Tax Exempt Fund, Flagship Virginia Double Tax Exempt Fund, Flagship Wisconsin Double Tax Exempt Fund, Flagship Limited Term Tax Exempt Fund, Flagship Intermediate Tax Exempt Fund and Flagship All-American Tax Exempt Fund appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus which is also part of such Registration Statement.


DELOITTE & TOUCHE LLP
Dayton, Ohio
January 23, 1996